UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 10, 2011
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 10, 2011, Approach Resources I, LP and Approach Oil & Gas Inc. (together, “Seller”), affiliates of Approach Resources Inc., entered into a Gas Purchase Contract dated as of January 1, 2011 (the “Agreement”) with DCP Midstream, LP (“DCP”). Under the Agreement, DCP will purchase and process natural gas and natural gas liquids (“NGLs”) produced by Seller. DCP will purchase residue gas from Seller on a monthly basis for a price based on the Permian Basin Area — Waha index, less certain fees. DCP will purchase NGLs from Seller on a monthly basis for a price based on certain spot prices reported for Mont Belvieu, Texas, less certain fees and costs. The term of the Agreement ends on January 31, 2016, and continues for renewing annual terms until canceled by either party as of the end of such term by providing 60 days written notice to the other party.
     The foregoing description of the Agreement is a general description only and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Agreement has been attached as an exhibit to this report in order to provide investors with information regarding its terms and conditions.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Gas Purchase Contract dated as of January 1, 2011, between Approach Resources I, LP and Approach Oil & Gas Inc., as Seller, and DCP Midstream, LP, as Buyer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: January 14, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Gas Purchase Contract dated as of January 1, 2011, between Approach Resources I, LP and Approach Oil & Gas Inc., as Seller, and DCP Midstream, LP, as Buyer.

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